                                                                    Exhibit 99.1

                     VOTING AGREEMENT AND IRREVOCABLE PROXY

            This Voting Agreement and Irrevocable Proxy (this "Agreement") dated as of November ___, 2005 is executed by and among Delta Petroleum Corporation, a Delaware corporation ("Holdings"), Delta Petroleum Corporation, a Colorado corporation ("DP Colorado"), DPCA LLC, a Delaware limited liability company and wholly-owned subsidiary of DP Colorado ("Acquisition"), and the undersigned stockholders of Castle Energy Corporation (referred to herein individually as a "Stockholder" and collectively as the "Stockholders").

            WHEREAS, Holdings, DP Colorado, Acquisition, and Castle Energy Corporation, a Delaware corporation (the "Company") have executed that certain Agreement and Plan of Merger dated as of November 8, 2005 (the "Merger Agreement") whereby Company will be merged with and into Acquisition, and Acquisition will be the surviving company (the "Merger"); and

            WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Holdings, DP Colorado and Acquisition have required that each of the undersigned Stockholders enter into and each of the Stockholders has agreed to enter into this Agreement; and

            WHEREAS, Holdings, DP Colorado and Acquisition are relying on this Agreement and the irrevocable proxies in incurring expense in reviewing Company's business, in preparing the Merger Agreement and in undertaking other actions necessary for the consummation of the Merger.

            NOW THEREFORE, the parties hereto agree as follows:

            1. Each Stockholder hereby represents and warrants to Holdings, DP Colorado and Acquisition that such Stockholder (a) is the registered and beneficial owner of and has the exclusive right to vote the shares of capital stock of Company set forth below his, her or its name on the signature page hereto ("Shares"), and (b) has not entered into and is not a party of any voting agreement or voting trust with respect to the Shares.

            2. Each Stockholder agrees that, from and after the date hereof and until the date on which this Agreement is terminated pursuant to Section 6 hereof, at any Company stockholders meeting, or any adjournment thereof (a "Meeting"), such Stockholder shall: (a) appear at each such meeting or otherwise cause the Shares to be counted as present thereat for purposes of calculating a quorum; and (b) vote (or cause to be voted), in person or by proxy, or deliver a written consent (or cause a consent to be delivered) covering, all the Shares, and any other voting securities of the Company (whenever acquired), that are beneficially owned by such Stockholder or as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, in favor of approval of the Merger Agreement and the Merger.

            3. Each Stockholder hereby revokes any previously executed proxies and hereby constitutes and appoints Roger Parker and Kevin Nanke (the "Proxy Holder"), each of them individually, with full power of substitution, as his, her or its true and lawful proxy and attorney-in-fact to vote at any Meeting all of such Stockholder's Shares in favor of the authorization and approval of the Merger Agreement, the Merger and the other agreements and transactions contemplated thereby, with such modifications to the Merger Agreement and the other agreements and transactions contemplated thereby as the parties thereto may make.

            4. Each Stockholder hereby covenants and agrees that, except as set forth on Schedule 1 hereto, until this Agreement is terminated in accordance with its terms, each Stockholder will not, and will not agree to, without the consent of DP Colorado: (a) directly or indirectly, sell, transfer, assign, pledge, hypothecate, cause to be redeemed, or otherwise dispose of any of the Shares; (b) grant any proxy or interest in or with respect to any such Shares;
(c) deposit such shares into a voting trust; or (d) enter into another voting agreement or arrangement with respect to such Shares except as contemplated by this Agreement, unless the Stockholder causes the transferee of such Shares to deliver to DP Colorado an amendment to this Agreement whereby such transferee or other holder becomes bound by the terms of this Agreement.

            5. The Stockholders acknowledge that Holdings, DP Colorado and Acquisition are relying on this Agreement in incurring expense in reviewing Company's business, in preparing for the Merger and in undertaking other actions necessary for the consummation of the transactions contemplated in the Merger Agreement and that the proxy granted hereby is coupled with an interest and is irrevocable to the full extent permitted by applicable law, including Section 212 of the Delaware General Corporation Law. The Stockholders acknowledge that the performance of this Agreement is intended to benefit Holdings, DP Colorado and Acquisition.

            6. The voting agreement and irrevocable proxy granted pursuant hereto shall continue in effect until the earlier to occur of (a) the termination of the Merger Agreement, as it may be amended or extended from time to time, or (b) the consummation of the Merger.

            7.  This  Agreement  may  not  be  modified,   amended,  altered  or
supplemented in any respect except upon the execution and delivery of a written agreement executed by Holdings, DP Colorado, Acquisition, and the Stockholders.

            8. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            9. This Agreement, together with the Merger Agreement and the agreements contemplated thereby, embody the entire agreement and understanding of the parties hereto in respect to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to the subject matter contained herein.

            10. All notices, requests, demands, and other communications required or permitted hereby shall be in writing and shall be deemed to have been duly given if delivered by hand or by certified or registered mail (return receipt requested) with postage prepaid to the addresses of the parties hereto set forth on below their signature on the signature pages hereof or to such other address as any party may have furnished to the others in writing in accordance herewith.

            11. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the parties further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

            12. This Agreement and the relations among the parties hereto arising from this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                            [SIGNATURE PAGES FOLLOW]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date above written.

                                  /s/ Roger A. Parker
                                 ----------------------------------------
                                 Delta Petroleum Corporation


                                  /s Roger A. Parker
                                 ----------------------------------------
                                 Delta Petroleum Corporation


                                  /s/ Roger A. Parker
                                 ----------------------------------------
                                 DPCA LLC, by its Sole Member

                                 /s/ Sally W. Castle
                                 -----------------------------------------------
                                 Estate of Joseph L. Castle II, by Sally W.
                                 Castle, Executor
                                 1,434,699 Shares


                                 /s/ Sally W. Castle
                                 -----------------------------------------------
                                 Sally W. Castle
                                 55,925 Shares


                                 /s/ Richard E. Staedlter
                                 -----------------------------------------------
                                 Richard E. Staedlter
                                 74,600 Shares


                                 /s/ Martin R. Hoffman
                                 -----------------------------------------------
                                 Martin R. Hoffman
                                 36,000 Shares


                                 /s/ Russell S. Lewis
                                 -----------------------------------------------
                                 Russell S. Lewis
                                 62,000 Shares


                                 /s/ John P. Keller
                                 -----------------------------------------------
                                 John P. Keller
                                 111,000 Shares


                                 /s/ Sidney F. Wentz
                                 -----------------------------------------------
                                 Sidney F. Wentz
                                 78,000 Shares


                                 /s/ Joseph L. Castle III
                                 -----------------------------------------------
                                 Joseph L. Castle III
                                 218,784 Shares


                                 /s/ Kathryn Van Blarcom
                                 -----------------------------------------------
                                 Kathryn Van Blarcom
                                 61,385 Shares

                                 /s/ Sallie B. Castle
                                 -----------------------------------------------
                                 Sallie B. Castle
                                 189,885 Shares

                                   Schedule 1

Estate of Joseph L. Castle II may sell up to 150,000 Shares

Kathryn Van Blarcom, Sallie B. Harder and Joseph L. Castle III may each sell up to 33,333 Shares, subject to the right to reapportion such number among themselves as they shall determine

            FIRST AMENDMENT TO VOTING AGREEMENT AND IRREVOCABLE PROXY

      This is the First Amendment to the Voting Agreement and Irrevocable Proxy (the "Voting Agreement") made as of November 28, 2005 by and among Delta Petroleum Corporation, a Delaware corporation ("Holdings"), Delta Petroleum Corporation, a Colorado corporation ("DP Colorado"), DPCA LLC, a Delaware limited liability company and wholly-owned subsidiary of DP Colorado ("Acquisition") and the undersigned stockholders of Castle Energy Corporation (the "Stockholders").

                                    RECITALS

      WHEREAS, in connection with an Agreement and Plan of Merger (the "Merger Agreement") dated as of November 8, 2005 by and among Holdings, DP Colorado, Acquisition and Castle Energy Corporation, a Delaware corporation ("Castle"), the Stockholders entered into the Voting Agreement pursuant to which the Stockholders agreed, among other things, to vote their shares in Castle in favor of the Merger Agreement and the merger contemplated therein; and

      WHEREAS, Holdings, DP Colorado, Acquisition and the Stockholders wish to modify the Voting Agreement by entering into this First Amendment to the Voting Agreement to reflect the changes specifically set forth below.

                                   AGREEMENT

      NOW, THEREFORE, in accordance with Section 7 of the Voting Agreement, Holdings, DP Colorado, Acquisition and the Stockholders agree as follows:

   1. Schedule 1 to the Voting Agreement is amended and restated as follows:

                                  "Schedule 1

   Estate of Joseph L. Castle II and Sallie W. Castle may sell up to an aggregate of 150,000 Shares

   Kathryn Van Blarcom, Sallie B. Harder and Joseph L. Castle III may each sell up to 33,333 Shares, subject to the right to reapportion such number among themselves as they shall determine"

   2. This First Amendment is effective as of November 28, 2005 (the "Effective Date").

   3. Except as modified by this First Amendment, the Voting Agreement shall remain in full force and effect.

                            [Signature pages follow]

   IN WITNESS WHEREOF, the parties have executed this First Amendment as of the Effective Date above written.

                             /s/ Roger A. Parker
                             -------------------------------------
                             Delta Petroleum Corporation


                              /s/ Roger A. Parker
                             -------------------------------------
                             Delta Petroleum Corporation


                              /s/ Roger A. Parker
                             -------------------------------------
                             DPCA LLC, by its Sole Member

                             /s/ Sally W. Castle
                             ---------------------------------------------------
                             Estate of Joseph L. Castle II, by Sally W. Castle, Executor
                             1,434,699 Shares


                             /s/ Sally W. Castle
                             ---------------------------------------------------
                             Sally W. Castle
                             55,925 Shares


                             /s/ Richard E. Staedlter
                             ---------------------------------------------------
                             Richard E. Staedlter
                             74,600 Shares


                             /s/ Martin R. Hoffman
                             ---------------------------------------------------
                             Martin R. Hoffman
                             36,000 Shares


                             /s/ Russell S. Lewis
                             ---------------------------------------------------
                             Russell S. Lewis
                             62,000 Shares


                             /s/ John P. Keller
                             ---------------------------------------------------
                             John P. Keller
                             111,000 Shares


                             /s/Sidney F. Wentz
                             ---------------------------------------------------
                             Sidney F. Wentz
                             78,000 Shares


                             /s/ Joseph L. Castle III
                             ---------------------------------------------------
                             Joseph L. Castle III
                             218,784 Shares


                             /s/ Kathryn Van Blarcom
                             ---------------------------------------------------
                             Kathryn Van Blarcom
                             61,385 Shares


                             /s/ Sallie B. Castle
                             ---------------------------------------------------
                             Sallie B. Castle
                             189,885 Shares


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